NEWS
RELEASE

Contact:                Scott McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. ANNOUNCES INCREASE TO CAPITAL EXPENDITURE BUDGET

HOUSTON, TEXAS July 2, 2008 - Geokinetics Inc. (AMEX: GOK) today announced that the Company’s Board of Directors has approved an increase to the Company’s capital expenditure budget for the year ended December 31, 2008.  The approved amount has been increased to $80.0 million, up 24 percent from $64.7 million.

In response to robust customer demand for the Company’s seismic data acquisition and processing services, Geokinetics plans to increase total recording capacity in its shallow water seabed operations, both transition zone and OBC as well as expand its presence in other international markets.

To accommodate this increase, the Company has amended its line of credit with PNC Bank, National Association dated June 26, 2008.  The Fourth Amended and Restated Credit and Security Agreement includes, among other items, an increase in the aggregate amount of capital expenditures funded by the line of credit from $50.0 million to $80.0 million for 2008.

Richard F. Miles, President and Chief Executive Officer said, “Leading exploration and production companies worldwide are increasing their exploration budgets, resulting in strong demand for our brand of high-value seismic data acquisition and processing services. Our backlog of business remains strong, especially in our niche markets of international and frontier operating environments, and we will require additional capacity based on our committed work for 2009. The increase in the 2008 capital expenditure budget will give us the capacity we need to meet customer needs, grow operations and increase shareholder value.”

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward- looking statements.  These statements include but are not limited to statements about the business outlook for the year, backlog and bid activity, business strategy, related financial performance and statements with respect to future benefits.  These statements are based on certain assumptions made by Geokinetics based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, job delays or cancellations, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Company's reports filed with the Securities and Exchange Commission. Backlog consists of written orders and estimates of Geokinetics’ services which it believes to be firm, however, in many instances, the contracts are cancelable by customers so Geokinetics may never realize some or all of its backlog, which may lead to lower than expected financial performance.

Although Geokinetics believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will be correct.  All of Geokinetics’ forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd, Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX